Exhibit 32.01

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Barry Goodman, certify that (i) the Quarterly Report of Nestor Partners (the “Partnership”) on Form 10-Q for the period ending June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By: /s/ Barry Goodman
Barry Goodman
Co-Chief Executive Officer
Millburn Ridgefield Corporation
General Partner, Nestor Partners
August 13, 2026